                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                               WATERS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                             13-3668640
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

                  34 Maple Street, Milford, Massachusetts 01757
               (Address of Principal Executive Offices) (Zip Code)

                            -------------------------

               WATERS CORPORATION SECOND AMENDED AND RESTATED 1996
                LONG-TERM PERFORMANCE INCENTIVE PLAN, AS AMENDED
                            (Full Title of the Plan)

                            -------------------------

                                   John Ornell
                               Waters Corporation
                  34 Maple Street Milford, Massachusetts 01757
                                  508-478-2000

                     (Name and Address of Agent for Service)
           Telephone Number, Including Area Code, of Agent for Service

                            -------------------------

                                   Copies to:
                              Victor J. Paci, Esq.
                              BINGHAM MCCUTCHEN LLP
                               150 Federal Street
                                Boston, MA 02110
                                 (617) 951-8000

                         CALCULATION OF REGISTRATION FEE

==================================== ================== =================== ===================== ================
                                          Amount             Proposed         Proposed Maximum
             Title Of                      To Be             Maximum             Aggregate           Amount Of
    Securities To Be Registered      Registered (1)(2)    Offering Price     Offering Price (1)    Registration
                                                            Per Share                                   Fee
------------------------------------ ------------------ ------------------- --------------------- ----------------
    Common Stock,
    $0.01 par value.................     5,750,000            $22.23            $127,822,500        $11,759.67
==================================== ================== =================== ===================== ================

(1) The proposed maximum offering price has been estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. It is not known how many of these shares will be purchased or at what price. The estimate of the proposed maximum aggregate offering price has been calculated based on the offering of all 5,750,000 shares registered hereunder, purchasable under the Plan at an offering price of $22.23 per share, which is the average of the high and low prices of the Registrant's Common Stock as listed on the New York Stock Exchange on July 10, 2002.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interest to be offered or sold pursuant to the employee benefit plan(s) described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     On July 16, 1996, we filed a Registration Statement on Form S-8 (File No. 33-08191) (referred to in this document as the "First Registration Statement") to register under the Securities Act of 1933, as amended, 4,000,000* shares of common stock, par value $0.01 per share, issuable by us under the Plan. On June 28, 1999, we filed a Registration Statement on Form S-8 (File No. 333 81723 (referred to in this document as the "Second Registration Statement") to register under the Securities Act an additional 8,000,000* shares of our common stock issuable by us under the Plan.

     This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of the additional 5,750,000 shares of our common stock subject to issuance upon exercise of stock options that may be granted under the Plan at any time or from time to time after the date hereof under the Plan. Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates herein by reference the contents of the First Registration Statement and the Second Registration Statement.

     We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Act of 1934:

          o Our Annual Report on Form 10-K for the year ended December 31, 2001, filed with the SEC on March 28, 2002;

          o Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002, filed with the SEC on April 26, 2002;

          o Our Current Reports on Form 8-K filed with the SEC on March 25, 2002, June 3, 2002 and June 26, 2002; and

          o the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on filed October 19, 1995 (File No. 1-14010) pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating that description.

-------------------------------
* Share amounts of Common Stock with respect to this Registration Statement on Form S-8, the First Registration Statement and the Second Registration Statement reflect the Registrant's 1 for 1 stock dividend payable to stockholders of record of the Common Stock as of the close of business on May 27, 1999 and paid on or about June 10, 1999, and the 1 for 1 stock dividend payable to stockholders of record of the Common Stock as of the close of business on August 4, 2000 and paid on or about August 25, 2000.

ITEM 8:  EXHIBITS

     The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

     4.1 Waters Corporation Second Amended and Restated 1996 Long-Term Performance Incentive Plan (1)

     5.1          Opinion of Bingham McCutchen LLP

     23.1         Consent of PricewaterhouseCoopers LLP

     23.2 Consent of Bingham McCutchen LLP (included in the opinion filed as Exhibit 5.1)

     24.1 Powers of Attorney (included on the signature page of this Registration Statement)
--------------

(1) Filed as Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000, filed on May 15, 2000 and incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milford, Commonwealth of Massachusetts, on this 12th day of July, 2002.

                              WATERS CORPORATION

                              By: /s/ John Ornell
                                  --------------------------------------
                                  Vice President, Finance
                                  and Administration and Chief Financial Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas A. Berthiaume and John Ornell, and each of them, his true and lawful attorney-in-fact, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Waters Corporation), to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons, in the capacities indicated, on July 12, 2002.

/s/ Douglas A. Berthiaume           Chairman of the Board of Directors and Chief
---------------------------         Executive Officer (principal executive
Douglas A. Berthiaume               officer)

/s/ John Ornell                     Vice President, Finance and
---------------------------         Administration and Chief Financial Officer
John Ornell                         (principal financial officer and
                                    principal accounting officer)


/s/ Joshua Bekenstein               Director
---------------------------
Joshua Bekenstein

/s/ Michael J. Berendt              Director
---------------------------
Michael J. Berendt, Ph.D.

/s/ Philip Caldwell                 Director
---------------------------
Philip Caldwell

/s/ Edward Conard                   Director
---------------------------
Edward Conard

/s/ Laurie H. Glimcher              Director
---------------------------
Dr. Laurie H. Glimcher

/s/ William J. Miller               Director
---------------------------
William J. Miller

/s/ Thomas P. Salice                Director
---------------------------
Thomas P. Salice

The Plan. Pursuant to the requirement of the Securities Act of 1933, the plan administrator for the Plan has caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Milford, State of Massachusetts, July 12, 2002.

                             WATERS CORPORATION SECOND AMENDED AND
                             RESTATED LONG-TERM INCENTIVE PLAN

                             By: Employee Benefits Administration Committee

                             By: /s/ Brian K. Mazar
                                ------------------------------------------------
                                Brian K. Mazar
                                Secretary